SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2002
BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-4105 (Commission File Number)	16-0345235 (I.R.S. Employer Identification No.)
One Bausch & Lomb Place, Rochester NY (Address of principal executive offices)	14604-2701 (Zip Code)
Registrant's telephone number, including area code: (585) 338.6000

ITEM 5.     OTHER EVENTS

On June 26, 2002 the United States Federal Court for the District of Delaware ruled that Bausch & Lomb Incorporated's ("B&L") PureVision continuous wear contact lens product infringes a patent owned by Wesley Jessen Vision Care, Inc., a subsidiary of Ciba Vision Corporation, the eyecare unit of Novartis AG. The court issued an injunction ordering that B&L discontinue the manufacture and sale of its PureVision contact lens, effective immediately in the United States. At the time of the court's decision, the PureVision contact lens product was being manufactured by the company exclusively in Rochester, New York. A copy of the company's press release announcing the Court's decision and the company's intent to file an immediate appeal of the decision is attached as an exhibit hereto and is incorporated by reference.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                    AND EXHIBITS

(a)	Financial statements of businesses acquired. - Not Applicable
(b)	Pro forma financial information. - Not Applicable
(c)	Exhibits. The following exhibits are filed as part of this report: 99.1 Bausch & Lomb Incorporated's Press Release dated June 26, 2002.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Robert B. Stiles

Robert B. Stiles
Senior Vice President and General Counsel

Date: June 28, 2002

EXHIBIT INDEX

Exhibit No.	Description
99.1	Bausch & Lomb Incorporated's Press Release dated June 26, 2002